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                                                                 Exhibit 10.12.1

                   AMENDMENT ONE TO MASTER SERVICES AGREEMENT

      This Amendment One ("Amendment One") to the parties' Master Services Agreement dated December 7, 1999 ("Master Services Agreement") is entered into by and between Lante Corporation ("Lante") and Dell Products L.P. ("Dell") on December 27, 2001.

      WHEREAS, Lante and Dell entered into the Master Services Agreement which provides for certain minimum revenue commitments as described in the Master Services Agreement; and

      WHEREAS, a dispute has arisen concerning Dell's performance of the minimum revenue commitments under the Master Services Agreement for certain time periods, and the parties desire to settle and resolve all claims and contentions which they may have or assert with respect to such dispute; and

      WHEREAS, in order to compromise and to bring about a resolution of the dispute between them, the parties desire to amend the Master Services Agreement, consistently with the terms of paragraph 11.9 thereof;

      NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

      1. Dell hereby agrees to transfer and assign to Lante 2,000,000 shares (the "Shares") of common stock of Lante, free and clear of all liens and encumbrances.

      (a) In connection with the transfer of the Shares, Dell represents as follows:

            (i) Dell is the legal and beneficial owners and has good and valid title to all of the Shares to be transferred by Dell to Lante hereunder, free and clear of all liens, encumbrances, equities or claims; and upon delivery of the

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                  Shares, good marketable and valid title to such shares, free and clear of all liens, encumbrances, changes, pledges, equities or claims, will pass to Lante.

            (ii) Dell has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transfer of the Shares to Lante.

      (b) In connection with the transfer of the Shares, Lante represents that
(i) it is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended; and (ii) it has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transfer of the Shares to Lante.

      2. With respect to the period designated in paragraph 1.2 of the Master Services Agreement as "Year 1," the parties agree that Dell has fully satisfied its minimum revenue obligation to Lante. With respect to the period designated in paragraph 1.2 of the Master Services Agreement as "Year 2," Dell shall be deemed to have fully satisfied its minimum revenue obligation to Lante upon delivery of the Shares to Lante. This stock transfer shall be completed no later than December 31, 2001.

      3. With respect to the period designated in paragraph 1.2 of the Master Services Agreement as "Year 3," Dell and Lante agree that such period shall be extended to five consecutive calendar quarters beginning on January 1, 2002 and ending on March 31, 2003. Dell's guaranteed minimum revenue to Lante of $7,000,000 during Year 3 is hereby deleted. Instead Dell agrees that it will purchase from or, as set forth in paragraph 1.2, refer to Lante a minimum of $1,000,000 of services in each of the above five calendar quarters on the terms set forth below.

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      4. During the calendar quarter commencing on January 1, 2002, and only for such quarter, Dell commits that it will purchase from or refer to Lante at least $600,000 worth of services, and in the event Dell does not achieve such $600,000 commitment, Dell shall promptly pay to Lante 50% of the amount of any shortfall of the $600,000 commitment. In addition, if Dell purchases or refers less than the $1,000,000 minimum as required hereunder during such quarter, then the amount of the shortfall between the $600,000 and $1,000,000 commitments shall be divided by four and Dell's minimum level of purchases or referrals in each of the following four calendar quarters shall be increased by such amount. The foregoing shall be Lante's sole and exclusive remedy for any failure to meet the revenue commitments in the quarter commencing on January 1, 2002. By way of example, should Dell purchase from or refer to Lante $800,000 worth of services in the first calendar quarter, the $200,000 shortfall shall be divided by four and spread over the remaining four calendar quarters so that Dell's minimum revenue to Lante in each of the remaining four calendar quarters would be $1,050,000. By way of an additional example, should Dell purchase from or refer to Lante $100,000 worth of services, Dell shall pay $250,000 to Lante and an additional $400,000 shall be divided by four and spread over the remaining four calendar quarters so that Dell's minimum revenue to Lante in each of the remaining four calendar quarters would be $1,100,000.

      5. In the event that during any calendar quarter from April 1, 2002 through March 31, 2003, Dell does not achieve the committed minimum purchase of $1,000,000 of services or referrals, then as Lante's sole and exclusive remedy for Dell's failure to do so, Dell shall pay promptly to Lante an amount equal to 50% of the amount of such shortfall within ten (10) business days of Dell's receipt of an invoice from Lante reflecting the amount due.

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      6. In the event that in any of the five calendar quarters referenced above
Dell provides Lante with an amount of revenue in excess of the committed minimum level, the amount of such excess shall be evenly divided among the remaining calendar quarters as a reduction of Dell's committed minimum level of purchases or referrals.

      7. The minimum revenue commitments for Year 4 and Year 5 in paragraph 1.2 of the Master Services Agreement are hereby deleted.

      8. Paragraph 1.3 of the Masters Services Agreement is hereby deleted.

      9. Dell designates Steve Bailey, vice-president of Dell Ventures, as its Executive Sponsor with respect to the Master Services Agreement. Dell may designate a similar executive level individual to replace Steve Bailey at Dell's option, provided that Dell shall provide notice of any such change to Lante. The parties agree that Lante shall have fulfilled its obligations pursuant to paragraph 1.4 of the Master Services Agreement if Lante's then current Chief Executive Officer or Chief Operating Officer serves as the Executive Sponsor for Lante.

      10. Dell and Lante agree that, upon completion of the stock transfer as set forth in paragraph 1 hereof, Dell shall be deemed to have fully and satisfactorily performed all of its obligations under the Master Services Agreement as to Year 1 and Year 2. Each party hereby releases, waives, and forever discharges the other from any and all claims, demands, losses, and causes which the other may have or may assert, whether known or unknown, that are connected in any way to the other party's performance of its obligations under the Master Services Agreement as to Year 1 and Year 2. Nothing in this Amendment One is intended to, nor shall it, operate to release either party from any other obligations under the Master Service Agreement, as amended herein.

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      11. Except as amended or modified by the terms of this Amendment One, all terms of the Master Services Agreement remain in full force and effect. In the event of a conflict between the terms of this Amendment One and the Master Services Agreement, the terms of this Amendment One shall control.

      12. By executing this Amendment One on the space provided below, Dell and Lante each acknowledge that this Amendment One complies with the terms of paragraph 11.9 of the Master Services Agreement and that the officers who have signed this Amendment One have been authorized to execute this Amendment One, the attachments hereto and any further documents reasonably requested by the other party for the purpose of carrying out the intent of this Amendment One and the Master Services Agreement.

      13. Dell has all requisite authority to enter into this Amendment and to perform all the obligations required to be performed hereunder. The execution, delivery and performance of this Amendment One have been duly authorized by all necessary partnership action, of Dell, and this Amendment constitutes a valid and binding obligation of Dell, enforceable in accordance with its terms. Further, the execution, delivery and performance of this Amendment One by Dell and the performance of its obligations hereunder will not violate the terms of any contract, agreement, law (including applicable state and federal securities laws), regulation, order, injunction, judgment, decree or writ to which Dell is subject and does not require the consent or approval of any other person or entity.

      14. Lante has all requisite authority to enter into this Amendment One and to perform all the obligations required to be performed hereunder. The execution, delivery and performance of this Amendment One have been duly authorized by all necessary corporate action, of Lante, and this Amendment One constitutes a valid and binding obligation of Lante, enforceable in

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accordance with its terms. Further, the execution, delivery and performance of this Amendment One by Lante, and the performance of its obligations hereunder will not violate the terms of any contract, agreement, law (including applicable state and federal securities laws), regulation, order, injunction, judgment, decree or writ to which Lante is subject and does not require the consent or approval of any other person or entity.

      15. This Amendment One may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

DELL PRODUCTS L.P.                         LANTE CORPORATION


By: /s/ Grace F. Renbarger                 By: /s/ William Davis
   --------------------------                  -------------------------
Its: V.P. - Legal, Litigation              Its: Chief Financial Officer
    -------------------------                   ------------------------
Date: December 27, 2001                    Date: December 27, 2001
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